Exhibit 10.3

OPNET TECHNOLOGIES, INC.

Nonstatutory Stock Option Agreement

Granted Under 2000 Director Stock Option Plan

1. Grant of Option.

This agreement evidences the grant by OPNET Technologies, Inc., a Delaware corporation (the “Company”), on                           , 200     (the “Grant Date”) to                                     , a director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2000 Director Stock Option Plan (the “Plan”), a total of              shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $         .     per Share. Unless earlier terminated, this option shall expire on earlier of (i) the date seven years after the Option Grant Date of such option or (ii) the date that is 30 days after the date on which the optionee ceases to serve as a director of the Company or in the event the optionee ceases to serve on the Board of Directors because of his or her death, the first anniversary of the date of death. (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in full on the date of the Annual Meeting of Stockholders next following the Option Grant Date, provided that the optionee is serving on the Board immediately prior to such Annual meeting of Stockholders.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Termination of Option. Except as provided in paragraph (c) below, the right to exercise this option shall terminate on the Final Exercise Date, provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the Final Exercise Date. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(c) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, or by a representative designated in a written notice to the Company by the Participant, providedthat this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

OPNET Technologies, Inc.

By:
Marc A. Cohen
Treasurer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2000 Director Stock Option Plan.

PARTICIPANT:

Address: